                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EARTHCARE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               EARTHCARE COMPANY
                               14901 QUORUM DRIVE
                                   SUITE 200
                              DALLAS, TEXAS 75240

                                 April 28, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of EarthCare Company ("EarthCare") to be held on May 25, 2000 at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75240. The meeting will begin promptly at 10:00 a.m., local time.

     The items of business to be addressed at the Annual Meeting are listed in the attached Notice of Annual Meeting of Stockholders and are more fully described in the enclosed Proxy Statement. In addition to these matters, members of EarthCare's management will report on operations, followed by a period for questions and discussion.

     We hope that you will be able to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you do attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

     On behalf of your Board of Directors, thank you for your continued support and interest in EarthCare.

                                           Sincerely,

                                           /s/ DONALD F. MOOREHEAD, JR.
                                           Donald F. Moorehead, Jr.
                                           Chairman and Chief Executive Officer

                               EARTHCARE COMPANY

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EarthCare Company ("EarthCare") will be held at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75240 on May 25, 2000 at 10:00 a.m. local time, for the following purposes, as more fully described in the Proxy Statement provided herewith:

     (1) To elect three (3) directors to serve until the 2003 Annual Meeting of Stockholders;

     (2) To ratify the appointment of one (1) director to serve until the 2002 Annual Meeting of Stockholders;

     (3) To ratify the appointment of PricewaterhouseCoopers LLP as EarthCare's independent accountants; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of EarthCare's Common Stock at the close of business on April 20, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on April 20, 2000, will be available at the Annual Meeting of Stockholders for examination by any stockholder, his agent, or his attorney.

                                          By Order of the Board of Directors,

                                          /s/ DANIEL M. SELF
                                          Daniel M. Self
                                          Secretary

Dallas, Texas
April 28, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               EARTHCARE COMPANY

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

                             ---------------------

     Our 2000 Annual Meeting of Stockholders (the "Annual Meeting") will be held on May 25, 2000. The enclosed form of proxy is solicited by our board of directors. We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to holders of our common stock on or about May 1, 2000. We will sometimes refer to EarthCare Company as "EarthCare" throughout this Proxy Statement.

Q:  WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of our common stock. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

    When you sign the proxy card, you appoint Donald F. Moorehead, Jr. and/or Harry Habets or their substitutes as your representative at the meeting. Mr. Moorehead or Mr. Habets (or their substitutes) will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

    If an issue comes up for vote at the meeting that is not on the proxy card, your representative will vote your shares, under your proxy, in accordance with their best judgment.

Q:  WHAT IS THE RECORD DATE?

A: The record date was April 20, 2000. Only holders of common stock of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

Q:  HOW MANY SHARES ARE OUTSTANDING?

A: As of the record date, EarthCare had 12,602,853 shares of common stock outstanding.

Q:  WHAT AM I VOTING ON?

A: You are being asked to vote on the election of three directors to serve until the 2003 annual meeting or until their successors are elected and to ratify the appointment of one director to serve until the 2002 annual meeting or until his successor is elected. In addition, you are being asked to ratify the appointment of the accountants we have selected. No cumulative rights are authorized and dissenters' rights are not applicable to the matters being voted upon. The sections entitled "Election and Ratification of Appointment of Directors" ("Proposals 1 and 2") and "Ratification of Appointment of Independent Public Accountants" ("Proposal 3") give you more information on the nominees for election to our board of directors and our independent public accountants.

Q:  HOW DO I VOTE?

A:  YOU MAY VOTE BY MAIL.

    You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

    If you return a signed card but do not provide voting instructions, your shares will be voted for all of the proposals.

    YOU MAY VOTE IN PERSON AT THE MEETING.

    We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the meeting.

    We encourage you to examine your proxy card closely to make sure you are voting all of your shares.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:  WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

    - signing and delivery another proxy with a later date,

    - voting in person at the Annual Meeting, or

    - giving written notice of revocation to the Secretary of EarthCare Company.

Q:  HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A:  Shares are counted as present at the meeting if the shareholder either:

    - is present and votes in person at the meeting, or

    - has properly submitted a proxy.

    A majority of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q:  WHAT IF I ABSTAIN FROM VOTING?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the proposals.

Q:  HOW MANY VOTES MUST THE DIRECTOR NOMINEES HAVE TO BE ELECTED?

A: The nominees must receive a plurality of the votes to be elected as directors. This means that a nominee must receive more yes votes than no votes. We use the phrase "yes vote" to mean a vote for a director.

Q:  WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

    Brokerage firms have authority under New York Stock Exchange rules to vote their customers' unvoted shares on certain "routine" matters, including election of directors and ratification of the appointment of accountants.

    If you do not vote your proxy, your brokerage firm may either:

    - vote your shares on routine matters, or

    - leave your shares unvoted.

    When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

Q:  WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

A: The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees for election as directors.

Q:  HOW ARE VOTES COUNTED?

A: You may vote either "for" or "against" or abstain from voting with respect to each nominee. If you just sign your proxy card with no further instructions, your shares will be counted as a yes vote for each director.

    Voting results will be tabulated and certified by our transfer agent, Securities Transfer Corporation.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2000. We will file that report with the Securities and Exchange Commission, and you can get a copy through:

    - Our Secretary at EarthCare Company, 14901 Quorum Drive, Suite 200, Dallas, Texas 75240; or

    - The Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room; or

    - The EDGAR system at www.sec.gov.

                               PROPOSALS 1 AND 2:

             ELECTION AND RATIFICATION OF APPOINTMENT OF DIRECTORS

     Our Amended and Restated Certificate of Incorporation provides for up to fifteen (15) directors and divides the board of directors into three (3) classes with the directors in each class serving a term of three years. The Amended and Restated Certificate of Incorporation provides for the board of directors to determine the actual number of directors composing the board. Currently, seven
(7) directors are serving on the board of directors. The terms of Brian Rosborough, Harry M. Habets and William M. Addy will expire at the Annual Meeting. The board appointed Mr. Addy in March 2000 to fill the vacancy created by the resignation of William P. Hulligan. Messrs. Rosborough, Habets and Addy have been nominated by the board of directors to stand for re-election to serve as directors until the 2003 Annual Stockholders' Meeting or until their successors are duly elected and qualified. Mr. Philip S. Siegel was appointed by the board of directors in March 2000 to fill the vacancy on the board created by the resignation of Earl E. DeFrates and to serve as a director until the 2002 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Our Amended and Restated Bylaws provide that the appointment of a director to fill a vacancy on the board must be ratified by the stockholders at the next annual meeting.

     Except as otherwise provided in this Proxy Statement, a proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The board of directors has no reason to believe that any of the director nominees will be unavailable to serve as directors, if elected. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxies will vote as recommended by the board of directors to elect a substitute nominee recommended by the board of directors. In no event, however, will a proxy be voted to elect more than three (3) directors.

     The following list sets forth information concerning the incumbent directors and the nominees for election to the board of directors to serve until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified. This information includes for the nominees, and for each of the incumbent directors, certain biographical information, a brief description of each such individual's principal occupation and business experience during the past five years and directorships of companies (other than EarthCare) presently held. This information was provided by the respective individuals.

NOMINEES FOR ELECTION -- TERM EXPIRING 2003

     Brian Rosborough -- (age 59), has served as a member of our board of directors since December 16, 1998. Mr. Rosborough is the Chairman and Founder of Earthwatch Institute, a sponsor of conservation science. Mr. Rosborough has been involved in social venture capital since leaving the investment banking business in 1972. Mr. Rosborough serves as a trustee of several civic and educational institutions.

     Harry M. Habets -- (age 50), has served as our President, Chief Operating Officer and as a member of our board of directors since August 1999. Mr. Habets was Managing Director of UK Waste, a $350 million joint venture of Wessex Water and Waste Management International in the United Kingdom from July 1997 to May 1999. Mr. Habets was employed by Waste Management from 1985 to 1999 where he served as Vice President of Operations for Waste Management International, President of WMI Medical Services and Vice President and Region Manager in the United States.

     William M. Addy -- (age 40), has served as a member of our board of directors since March 2000 and as our Vice President of Marketing, Sales and Corporate Development since April 1999. Mr. Addy was employed by The Boston Consulting Group ("BCG") as a consultant on issues of marketing, sales and strategy with packaged goods, industrial products and service companies. Mr. Addy was elected a partner of BCG in 1992 and moved to Dallas to help establish the firm's Dallas office, where he remained until January 1999. Mr. Addy earned an M.B.A. from Harvard Business School in 1986 and graduated with an honors degree in chemical engineering from Princeton University in 1982.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE DIRECTOR NOMINEES.

DIRECTOR APPOINTEE FOR RATIFICATION -- TERM EXPIRING 2002

     Philip S. Siegel -- (age 36), has served as a member of our board of directors since March 2000. Since January, 1999, Mr. Siegel has been a Venture Fellow at AV Labs, an Austin Ventures spinout in Austin, Texas which invests in early stage technology companies as well as an adjunct professor in Entrepreneurial Studies in the M.B.A. program at The University of Texas. He has been the Chief Executive Officer of a start-up company, iReturnit, and an advisor to a variety of companies in the AV Labs fund since December 1999. From May 1995 until January 1999, Mr. Siegel was a partner in the Chicago and Dallas offices of BCG. At BCG, Mr. Siegel worked as a consultant to packaged goods and financial services companies. Mr. Siegel received his M.B.A. with honors from the University of Chicago Graduate School of Business in 1988 and a bachelors degree in chemistry from the University of Chicago in 1985.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE DIRECTOR APPOINTEE.

INCUMBENT DIRECTORS -- TERM EXPIRING 2001

     Donald F. Moorehead, Jr. -- (age 49), has served as our Chairman and Chief Executive Officer since June 1998. From August 1997 to June 1998, he was a private investor. Mr. Moorehead served as Vice Chairman and Chief Development Officer of USA Waste, a company he founded, from May 1994 through August 1997. From October 1990 until May 1994, he served as Chairman of the Board and Chief Executive Officer of USA Waste. Mr. Moorehead has served as Director for the Environmental Research and Education Foundation since November of 1996. Mr. Moorehead serves on the board of FYI, Inc., a document and information outsourcing company. Mr. Moorehead serves as the chairman of the compensation committee for FYI, Inc.

     Raymond M. Cash -- (age 70), a founder of EarthCare, has served as our Vice Chairman since June 1998. Mr. Cash is the founder of two solid waste companies, Sanifill, Inc., and Southern States Environmental Services, Inc. From August 1997 to June 1998, he served as Chairman of our board of directors and our Chief Executive Officer. From 1993 to 1997, he served as Chairman and President of Resource, Recovery, Transfer & Transportation, Inc., a solid waste company.

INCUMBENT DIRECTOR -- TERM EXPIRING 2002

     Elroy "Gene" Roelke -- (age 69), has served as a member of our board of directors since May 1998. Mr. Roelke has served as the Chairman and Founder of the Knollwood Mercantile Company, a retail convenience store company, from 1985 to the present. From 1989 to 1996, Mr. Roelke served as Senior Vice President and General Counsel of the Renaissance Capital Group, an investment company, and also served as the administrator of the Portfolio Management Division and as a director designee to portfolio companies. Mr. Roelke served as the President and Director of Island Marine Supply Company, a marine supply company and was managing partner for Roelke & Jordan, a law firm located in Dallas, Texas. From July 1997 to May 1998, Mr. Roelke also served as Chairman of the Board of Microlytics, Inc., the predecessor corporation to EarthCare. Mr. Roelke is a director and member of the audit committee of Tutogen Medical, Inc., a medical technology company.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1999, the board of directors held four meetings (including regularly scheduled and special meetings). All of the directors attended at least 75% of all meetings of the board of directors and committees of which they were members held during the period that the directors were members of the board.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our Bylaws provide that the board of directors may, by resolution or resolutions passed by a majority of the board of directors, designate an Executive Committee, an Audit Committee, a Compensation Committee and one or more other committees, each consisting of three or more directors. We do not have a nominating committee. The board has designated the following committees:

          Audit Committee. The Audit Committee currently consists of three directors, Messrs. Rosborough, Roelke and Siegel. Mr. Hulligan was a member until his resignation from the board in March 2000. Mr. Roelke serves as the Chairman of the Audit Committee. The Audit Committee selects our auditors, reviews the audit and has authority customary for an audit committee. The Audit Committee held one meeting during 1999.

          Compensation Committee. The Compensation Committee currently consists of three directors, Messrs. Cash, Roelke and Rosborough. Mr. Cash serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for (i) reviewing, approving, recommending and reporting to the Chief Executive Officer and the board of directors matters regarding the compensation of our executive officers and other key employees and compensation levels or plans affecting the compensation of our other employees and (ii) administering our Stock Option Plan. The Compensation Committee held one meeting during 1999.

        Executive Committee. The Executive Committee currently consists of four directors, Messrs. Cash, Habets, Addy and Moorehead. Mr. Hulligan was a member until his resignation from the board in March 2000 and Mr. Patrick was a member until his resignation from the board in August 1999. Mr. Moorehead serves as Chairman of the Executive Committee. The Executive Committee is authorized by the board of directors to take all action which may be delegated by the board of directors under the Delaware General Corporation Law. The Executive Committee held one meeting during 1999.

                                  PROPOSAL 3:

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     In December 1998, PricewaterhouseCoopers was appointed by the Audit Committee to act as our independent public accountants and audited our accounts for fiscal year ending December 31, 1999.

     The Audit Committee has appointed PricewaterhouseCoopers to continue in its capacity as our independent public accountants for fiscal year ending December 31, 2000. Should this firm be unable to perform the requested services for any reason or not be ratified by the stockholders, the Audit Committee will appoint other independent auditors to serve for the remainder of the year. A representative of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS EARTHCARE'S INDEPENDENT AUDITORS.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of April 20, 2000 for

     - our directors

     - our Chief Executive Officer and each of our three other most highly compensated executive officers (collectively the "Named Executive Officers"),

     - our directors and executive officers as a group

     - each person that holds more than a 5% interest in our outstanding common stock.

     Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and disposition power.

                                                          NUMBER OF SHARES OF
                                                             COMMON STOCK
                                                             BENEFICIALLY          PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                       OWNED(1)         STOCK BENEFICIALLY OWNED
------------------------                                  -------------------   ------------------------
Raymond M. Cash(2)......................................       3,273,749                 25.98%
Cash Family Limited Partnership(3)......................       1,808,750                 14.35%
Donald F. Moorehead, Jr.(4).............................       2,750,496                 21.82%
Harry M. Habets(5)......................................           6,500                     *
Philip S. Siegel........................................               0                     *
William M. Addy(6)......................................         176,000                     *
Elroy "Gene" Roelke(7)..................................          60,000                     *
Brian Rosborough(8).....................................          10,000                     *
Terry W. Patrick(9).....................................         544,988                  4.32%
James Farrell(10).......................................          35,000                     *
All executive officers & directors as a group (7
  persons)..............................................       8,665,483                 68.76%

---------------

  *  Less than 1%.
 (1) Includes shares of Common Stock that may be acquired upon the exercise of stock options exercisable within 60 days. Each person named above has sole voting and dispositive power with respect to all the shares listed opposite such person's name, unless indicated otherwise. Unless indicated otherwise, each stockholder's address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75240.
 (2) Includes 1,314,834 shares held by Mr. Cash and 1,658,750 shares held by the Cash Family Limited Partnership, which is controlled by an entity controlled by Mr. Cash. Does not include 313,425 shares held by Mr. Cash's wife, for which shares Mr. Cash disclaims beneficial ownership. Includes 10% convertible subordinated debentures to purchase 300,165 shares of Common Stock. Information from Form 4 filed by Mr. Cash on January 31, 2000.
 (3) Includes warrants to purchase 150,000 shares of Common Stock.
 (4) Includes 813,000 shares held by Moorehead Property Company Ltd., a company controlled by Mr. Moorehead. Includes options to purchase 164,588 shares of Common Stock exercisable within 60 days. Includes 10% convertible subordinated debentures to purchase 375,206 shares of Common Stock and 150,000 warrants. Does not include options to purchase 493,737 shares of Common Stock that are not exercisable within 60 days. Information from Form 4 filed by Mr. Moorehead on December 10, 1999 and February 10, 2000.
 (5) Does not include options to purchase 340,000 shares of Common Stock not exercisable within 60 days.
 (6) Does not include options to purchase 400,000 shares of Common Stock not exercisable within 60 days. Includes options to purchase 100,000 shares of Common Stock that are exercisable within 60 days. Information from Form 3 filed by Mr. Addy on April 7, 2000.
 (7) Includes options to purchase 10,000 shares of Common Stock that are exercisable within 60 days. Does not include options to purchase 25,000 shares of Common Stock not exercisable within 60 days.

 (8) Does not include options to purchase 70,000 shares of Common Stock not exercisable within 60 days. Includes options to purchase 10,000 shares of Common Stock that are exercisable within 60 days.
 (9) Includes options to purchase 33,338 shares of Common Stock that are exercisable within 60 days. Mr. Patrick resigned as President and Chief Operating Officer effective August 10, 1999. Does not include options to purchase 100,014 shares of Common Stock that are not exercisable within 60 days. Does not include 350,000 options forfeited upon his resignation.
(10) Includes options to purchase 35,000 shares of Common Stock that are exercisable within 60 days. Mr. Farrell resigned as Vice President and Chief Financial Officer effective November 19, 1999. Does not include options to purchase 35,000 shares of Common Stock forfeited upon his resignation.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation paid to EarthCare's Chief Executive Officer and the Named Executive Officers.

                                            ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                             -------------------------------------------------   -----------------------------
                                                                    OTHER        SECURITIES
                                                                   ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)(1)   BONUS($)    COMPENSATION($)   OPTIONS(#)    COMPENSATION($)
---------------------------  ----   ------------   --------    ---------------   ----------    ---------------
Don Moorehead............    1999     $175,000     $      0          $ 0          133,352(3)         $ 0
  Chairman and Chief         1998            0            0            0          525,000              0
  Executive Officer(2)
Terry W. Patrick.........    1999     $ 89,423     $      0          $ 0          133,352(3)
  President and Chief        1998            0            0            0          525,000            $ 0
  Operating Officer(4)
James E. Farrell.........    1999     $ 95,000     $      0          $ 0                0
  Vice President and         1998       19,958            0            0           70,000            $ 0
  Chief Financial
  Officer(5)
Harry M. Habets..........    1999     $ 57,692     $135,500(8)       $ 0          340,000            $ 0
  President and Chief
  Financial Officer(6)
William M.Addy(7)........    1999     $ 88,942     $ 45,700(8)       $ 0          400,000            $ 0
  Vice President of
  Marketing, Sales and
  Corporate Development

---------------

(1) Represents annual salary.
(2) Mr. Moorehead was elected Chief Executive Officer on June 29, 1998.
(3) Includes bonus grant for fiscal 1998 of options to acquire 133,352 shares of Common Stock granted on March 1, 1999 at an exercise price of $14.50 per share.
(4) Mr. Patrick resigned as President and Chief Operating Officer effective August 9, 1999.
(5) Mr. Farrell resigned as Vice President and Chief Financial Officer effective November 19, 1999. He will receive his monthly salary until October 2000.
(6) Mr. Habets was elected Vice President and Chief Operating Officer on August 9, 1999. Bonus includes $75,000 signing bonus.
(7) Mr. Addy was elected Vice President of Marketing, Sales and Corporate Development on April 12, 1999.
(8) Cash bonus based on performance in 1999 and granted in 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock option grants for the year ended December 31, 1999 to the Chief Executive Officer and the Named Executive Officers:

                                                 INDIVIDUAL GRANTS
                              --------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF     PERCENT OF TOTAL                               ASSUMED ANNUAL RATES OF STOCK
                              SECURITIES        OPTIONS                                       PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED TO       EXERCISE                          OPTION TERM(1)
                               OPTIONS        EMPLOYEES IN      PRICE PER   EXPIRATION   ---------------------------------
                               GRANTED        FISCAL 1999         SHARE        DATE        0%          5%          10%
                              ----------    ----------------    ---------   ----------   -------   ----------   ----------
Donald F. Moorehead.........   133,352(2)        11.48%          $14.50        3/09      $     0   $1,216,033   $3,081,667
Terry Patrick...............   133,352(2)        11.48%          $14.50        3/09      $     0   $1,216,033   $3,081,667
Harry M. Habets.............   140,000           12.05%          $25.00        8/09      $     0   $        0   $1,447,563
                               200,000           17.22            13.56        8/09       13,000    1,726,738    4,355,948
William M. Addy.............   200,000           17.22%          $14.00        4/09      $     0   $1,760,904   $4,462,479
                               200,000           17.22            20.00        4/09            0      560,905    3,262,479

---------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of EarthCare's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level.
(2) Includes bonus grant for fiscal 1998 of options to acquire 133,352 shares of Common Stock granted on March 1, 1999 at an exercise price of $14.50 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following table sets forth certain information with respect to the value of unexercised in-the-money options held by the Chief Executive Officer and the Named Executive Officers for the year ended December 31, 1999.

                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                      OPTIONS AT FY-END(#)              FY-END($)(1)
                                                   ---------------------------   ---------------------------
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                               -----------   -------------   -----------   -------------
Donald F. >Moorehead, Jr.(2).....................   164,588         493,764       $120,312       $360,938
Terry W. Patrick(2)..............................    33,338(3)      100,014            N/A            N/A
James E. Farrell.................................    35,000(4)          N/A            N/A            N/A
Harry M. Habets..................................         0         340,000            N/A            N/A
William M. Addy..................................         0         400,000            N/A            N/A

---------------

(1) Based on a closing price of $8.75 per share of Common Stock on December 31, 1999.
(2) Includes options granted on March 1, 1999 to purchase 133,352 shares of Common Stock as a bonus incentive for services provided in 1998.
(3) Does not include 350,000 options forfeited by Mr. Patrick upon his resignation.
(4) Does not include 35,000 options forfeited by Mr. Farrell upon his resignation.

NONCOMPETITION AND EMPLOYMENT CONTRACTS

     On June 1, 1998, EarthCare entered into an employment agreement with Mr. Moorehead to serve in the capacity of Chief Executive Officer and Chairman of the Board of EarthCare. Mr. Moorehead will receive a base salary of $150,000 annually and is eligible for an annual bonus, which will be a minimum of 50% of the annual salary under the agreement. EarthCare also entered into an employment agreement with Mr. Patrick on June 1, 1998. Mr. Patrick's agreement provided for Mr. Patrick to serve in the capacity of President and Chief Operating Officer. Mr. Patrick received a base salary of $175,000 and was eligible for an annual bonus of at least 50% of the annual salary until his resignation on August 10, 1999. Mr. Patrick did not receive any severance pay.

     The employment agreement for Mr. Moorehead is for a term of five years, with automatic renewal for twelve month periods. The agreement provides that upon the merger, consolidation or other business combination of EarthCare with another publicly traded or private entity where EarthCare is not the surviving entity or upon the sale of substantially all of EarthCare's assets, Mr. Moorehead is entitled to terminate the agreement and receive a severance payment equal to the remaining salary and bonus for each of the remaining years (or portions thereof) under the full term of the agreement. The employment agreement also provides that Mr. Moorehead is entitled to participate in any stock option plan instituted by EarthCare. Mr. Moorehead is also bound by a noncompetition and nonsolicitation clause for the term of the agreement and for one year after termination of employment.

     On October 9, 1998, EarthCare entered into an employment agreement with James Farrell which provided for Mr. Farrell to serve in the capacity of Vice President and Chief Financial Officer of EarthCare and provided for an annual salary of $95,000. Mr. Farrell was entitled to receive an annual bonus, as determined in EarthCare's discretion. The agreement term was two years. Mr. Farrell resigned as Vice President and Chief Financial Officer on November 19, 1999. As severance pay, Mr. Farrell will receive his monthly salary until October of 2000. The agreement also included noncompetition and nonsolicitation provisions for the term of the agreement and one year after termination of employment.

     On April 12, 1999, EarthCare entered into an employment agreement with William M. Addy which provides for Mr. Addy to serve in the capacity of Vice President of Marketing, Sales and Corporate Development for an annual salary of $125,000. In addition, EarthCare, in its discretion, may from time to time grant bonuses to Mr. Addy. Mr. Addy's employment agreement is for a term of three years, with automatic renewal on each anniversary date for additional twelve month periods.

     On August 9, 1999, EarthCare entered into an employment agreement with Harry Habets which provides for Mr. Habets to serve in the capacity of President and Chief Operating Officer of EarthCare and as a member of the board of directors and provides for an annual salary of $150,000. In addition, the agreement provides that, effective January 1, 2001, the annual salary will be a minimum of $225,000 and EarthCare, in its discretion, may from time to time grant bonuses to Mr. Habets. The employment agreement for Mr. Habets is for a term of three years, with automatic renewal on each anniversary for three year periods.

     Mr. Addy's and Mr. Habets' employment agreements provide that upon the merger, consolidation or other business combination of EarthCare with another entity where EarthCare is not the surviving entity or upon the sale of substantially all of EarthCare's assets, Messrs. Addy and Habets are entitled to terminate the agreement and receive a severance payment equal to the remaining salary and bonus for each of the remaining years (or portions thereof) under the full term of the agreement. The employment agreements also provide that Messrs. Addy and Habets are entitled to participate in any stock option plan instituted by EarthCare. Messrs. Addy and Habets are each bound by a noncompetition and nonsolicitation clause for the term of their respective agreements and for one year after termination of employment.

DIRECTOR COMPENSATION

     We pay our non-employee directors $1,500 for each non-telephonic board meeting attended. All directors are reimbursed for any expenses incurred in attending board or committee meetings.

     Members of the board of directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings. We made the following grants of options during 1999 to "Non-Employee Directors" (as defined in Rule 16b-3 promulgated under the Securities Act of 1934) for their services as directors: William Hulligan (who was a director until his resignation in March 2000), 10,000 shares at $15.88, Brian Rosborough 10,000 shares at $15.88, Earl DeFrates (who was a director until his resignation in March 2000), former director, 25,000 shares at $15.88, Elroy Roelke, 10,000 shares at $15.88 and Raymond Cash, 10,000 shares at $15.88.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, our Compensation Committee was composed of Messrs. Roelke, Rosborough and Cash. Messrs. Roelke, Rosborough are not and have not been officers or employees of EarthCare. Mr. Cash is the founder of EarthCare and served as the President and Chief Executive Officer until June 1998. He is not currently an officer or employee of EarthCare.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance oriented incentives to management. Its report on compensation is as follows:

     The Compensation Committee is comprised of three independent, non-employee directors. It is the Committee's responsibility to:

     - Make recommendations and reports to the board of directors concerning matters of executive compensation,

     - Administer our executive compensation program

     - Review compensation plans, programs and policies, and

     - Monitor the performance and compensation of executive officers

     In performing these duties, the Compensation Committee considers recommendations from management along with other factors. The Compensation Committee has available to it an executive compensation consultant, as well as access to an extensive compensation database.

COMPENSATION POLICY

     The Compensation Committee has adopted the following general principles and objectives which it considered in establishing executive compensation levels for 1998 and 1999 which it will use to guide future compensation decisions:

     -- Our compensation programs should be designed to attract and retain highly qualified executives who will be critical to our long-term success.

     -- A portion of the executive's total compensation should bear a direct relationship to our operating performance and profitability.

     -- Executives should be recognized and rewarded for high performance and extraordinary results.

     -- Incentive compensation arrangements should provide executives with an opportunity to acquire and increase direct ownership interests in EarthCare and motivate them to build stockholder value by aligning their personal interests with stockholder interests.

EXECUTIVE COMPENSATION PROGRAM

     The Compensation Committee believes that a portion of the compensation paid to executive officers should relate to both our short-term and long-term profitability. Therefore, the executive officers' compensation program is composed of base salary, bonus and long-term incentive compensation.

     Base Salary and Bonus. Base salaries for Messrs. Moorehead, Addy and Habets are paid according to their employment agreements. In the case of all other executive officers, base salary is determined and fixed by management based on the policies of the Compensation Committee.

     Mr. Moorehead is eligible for an annual cash bonus of a minimum of 50% of his annualized base salary. Mr. Addy is eligible for a discretionary cash bonus of a minimum of 33% of his annualized base salary. Mr. Habets is eligible for a discretionary annual cash bonus which may, upon approval of our board of directors, be an amount equal up to 100% of his annual salary. The individual bonus percentages for 1999 were established by the Compensation Committee based upon each officer's level of responsibility within EarthCare and his contributions toward improving operating performance and profitability. The bonus percentages will be reviewed annually by the Compensation Committee and may be adjusted in accordance with these factors or others that the Compensation Committee determines to be relevant at the time.

     The Compensation Committee believes that the bonus portion of the executive compensation program is effective in motivating our executive officers to improve the current profitability of EarthCare. The Compensation Committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions which might improve short-term profitability but may not always be in our long-term best interest.

     Long-Term Incentives. The Compensation Committee believes that, in addition to the annual cash bonus arrangements, it is appropriate for us to provide long-term incentive awards to motivate the executive officers to improve our long-term profitability and create value for our stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Compensation arrangements for Mr. Moorehead as Chairman of the Board and Chief Executive Officer were determined based on his employment agreement with respect to base salary and long-term compensation and based on consideration of the factors described above with respect to the bonus amounts.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

     The Compensation Committee's current policy with respect to the Section 162(m) limitations is to preserve the federal income tax deductibility of executive compensation payments when it is appropriate and in the best interests of EarthCare and the stockholders. For the foreseeable future, the Compensation Committee does not expect Section 162(m) to have any practical effect on our compensation program. However, the Committee reserves the right to approve the payment of nondeductible compensation in the future if it deems such payment to be appropriate.

                                          By the COMPENSATION COMMITTEE:

                                          Raymond Cash
                                          Elroy "Gene" Roelke
                                          Brian Rosborough

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE 1933 ACT OR UNDER THE 1934 ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT EARTHCARE SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

RELATED PARTY TRANSACTIONS

     On October 11, 1999, the Company completed a $15,000,000 private placement of its 10% convertible subordinated debentures, due October 2006 (the "Debentures"). Mr. Moorehead, Chairman and Chief Executive Officer, purchased approximately 13.33% of the Debentures and Mr. Cash, Vice Chairman, purchased approximately 13.33% of the Debentures. The Debentures accrue interest at 10% per annum from the date of issuance, payable quarterly for (i) for the first two years, through the issuance of additional debentures at the option of the Company, (ii) the next two years, in cash, unless prohibited by senior lender covenants (in which event the interest may be paid by issuance of additional debentures), and (iii) thereafter, in cash. The Debentures are unsecured obligations of the Company and are subordinated in right of payment to existing and future senior indebtedness of the Company. The Debentures are convertible at any time at the election of the holder into shares of EarthCare common stock, at a price per share equal to $11.50 per share, subject to downward adjustment based on certain antidilution provisions, as provided in the debenture agreement. In February 2000, the conversion price was reduced to $6.663 per share as a result of warrants which were issued in connection with the Company's Notes (as defined below). The Debentures not previously called or converted will be due and payable on October 31, 2006.

     On February 16, 2000, the Company completed a $20,000,000 private placement of its 12% subordinated notes, due February 2008 (the "Notes"). Mr. Moorehead and the Cash Family Limited Partnership, of which Mr. Cash is the sole general partner, purchased approximately 45% and 37.5% respectively, of the Notes. The Company also issued warrants to purchase, at an exercise price of $6.663 per share, 400,000 shares of the Company's Common Stock with the Notes. The warrants are exercisable for five years from the date of issuance. The Notes accrue interest at 12% per annum from the date of issuance, payable semi-annually on September 30 and March 30, in each year commencing on September 30, 2000. The Company may pay interest by issuing shares of Common Stock, in the aggregate principal amount equal to interest due and payable on an interest payment date as provided in the note agreement. In addition, the interest due and payable on September 30, 2000, may be deferred to March 30, 2001, as provided in the note agreement.

                         STOCK PRICE PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in cumulative stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index. The graph compares the percentage change in the return on the Common Stock since November 2, 1998. The stock price performance graph assumes an investment of $100 in EarthCare on November 2, 1998 and an investment of $100 in the S&P 500 on such date. Stock price performance as presented is not necessarily indicative of future results.

                                                    EARTHCARE COMPANY                S&P 500                 PEER GROUP ONLY
                                                    -----------------                -------                 ---------------
11/2/98                                                  100.00                      100.00                      100.00
12/31/98                                                 101.67                      110.58                       99.24
12/31/99                                                  58.34                      133.85                       45.02

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT EARTHCARE SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires our executive officers and directors and persons who beneficially own more than ten percent of our Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon review of the copies of such reports furnished to us and certain representations of such persons, we believe that all filings were timely filed except for the following inadvertent late filings: (i) the purchase of 13,300 shares of common stock by Mr. Cash on August 28, 1999 reportable on a Form 4 due by September 10, 1999 was reported on a Form 4 filed on October 27, 1999 and (ii) the three purchases made by Mr. Moorehead of 5,000 shares of common stock on November 4, 1999, 336,650 shares of common stock on November 10, 1999 and 24,102 shares of common stock on November 17, 1999 reportable on a Form 4 due by December 10, 1999 was reported on a Form 4 filed on December 13, 1999.

ANNUAL REPORT TO STOCKHOLDERS

     Our Annual Report for the year ended December 31, 1999, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. We will provide copies of the exhibits, should they be requested by eligible Stockholders, and we may impose a reasonable fee for providing such exhibits. Request for copies of our Annual Report on Form 10-K should be mailed to:

                               EARTHCARE COMPANY
                         14901 QUORUM DRIVE, SUITE 200
                              DALLAS, TEXAS 75240
                         ATTENTION: INVESTOR RELATIONS

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at our 2001 Annual Meeting of Stockholders must be received by us on or before December 7, 2000 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by our board of directors in connection with such meeting.

OTHER MATTERS

     Our board of directors knows of no other matters to be brought before the Annual Meeting. However, should any additional matters come before the Annual Meeting, the enclosed proxy grants discretionary authority to the proxies named therein with respect to any such matters.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our Common Stock.

                                          By Order of the Board of Directors,

                                          /s/ DANIEL M. SELF
                                          Daniel M. Self
                                          Secretary

                               EARTHCARE COMPANY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2000

    The undersigned hereby appoints Donald F. Moorehead, Jr. and Harry Habets and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Common Stock of EarthCare Company ("EarthCare") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 25, 2000, at 10:00 a.m., local time, at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Such proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

1.  To elect three (3) directors to serve until the 2003 Annual Meeting of
Stockholders:

               William M. Addy, Brian Rosborough, Harry M. Habets

    [ ]  FOR THE NOMINEES                                       [ ]  WITHHOLD AUTHORITY
      (except as marked to the contrary below)                    to vote for the nominees listed

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. To ratify appointment of one (1) director to serve until the 2002 Annual Meeting of Stockholders:

                                Philip S. Siegel

    [ ]  FOR THE APPOINTEE                                      [ ]  WITHHOLD AUTHORITY
      (except as marked to the contrary below)                    to vote for the nominees listed

3. To ratify appointment of PricewaterhouseCoopers as EarthCare's independent public accountants:

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.
                                                  Date:

--------------------------------------------------------------------------, 2000

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                   (Signature if held jointly)

                                                  ------------------------------
                                                     (Title or Authority, if
                                                           applicable)

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  Where more than one owner is
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 25, 2000. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.